UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2021

NOVAVAX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 Firstfield Road

Gaithersburg, Maryland 20878

(Address of Principal Executive Offices, including Zip Code)

(240) 268-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	NVAX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Change in Control Severance Benefit Plan and Employment Agreement Amendments

On June 17, 2021, the Board of Directors (the “Board”) of Novavax, Inc. (the “Company”) approved an Amended and Restated Change in Control Severance Benefit Plan (as amended and restated, the “Amended CIC Severance Plan”), pursuant to which each employee of the Company at the level of executive vice president and above, including each of the Company’s named executive officers currently serving in such a role, Stanley C. Erck (President and Chief Executive Officer), Gregory M. Glenn (President, Research and Development), John J. Trizzino (Executive Vice President, Chief Commercial Officer, Chief Business Officer and Interim Chief Financial Officer) and John A. Herrmann, III (Executive Vice President, Chief Legal Officer and Corporate Secretary) (the “Named Executive Officers”), is eligible to participate to the extent the officer meets the requirements of the Amended CIC Severance Plan. The Board also approved an amendment to the employment agreement with each employee of the Company at the level of executive vice president and above, including each of the Named Executive Officers. The terms “Cause”, “Good Reason” and “Change in Control” referred to below are defined in the Amended CIC Severance Plan or the individual employment agreement, as applicable.

The terms of the Amended CIC Severance Plan, prior to its amendment and restatement, are described in the Company’s Definitive Proxy Statement on Form 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 3, 2021 (the “2021 Proxy Statement”). As amended on June 17, 2021, the Amended CIC Severance Plan further provides that, in connection with an eligible employee’s “Involuntary Termination without Cause” for a reason other than death or disability or as a result of a “Constructive Termination” that occurs during the time periods described in the 2021 Proxy Statement, all time-based equity or equity-based awards held by the eligible employee will vest in full; all performance-based equity or equity-based awards will become vested as to the number of shares that would have vested based on the greater of (A) assumed achievement of the applicable performance goals at the target level of performance and (B) actual achievement of the applicable performance goals through the date of the Change in Control, in either case determined as if any applicable service-based vesting requirement had been met; and all vested awards will remain exercisable, as applicable, for a specified period (24 months for Mr. Erck and 12 months for the Named Executive Officers other than Mr. Erck) or for the original term of the award, if shorter.

The terms of each Named Executive Officer’s employment agreement with the Company are described in the 2021 Proxy Statement. As amended on June 17, 2021, each employment agreement further provides that, in connection with a Named Executive Officer’s termination of employment by the Company without Cause (including, for Mr. Erck, by reason of non-renewal of his employment agreement) or by the Named Executive Officer for Good Reason, the Named Executive Officer will be entitled to an amount equal to 100% of the monthly COBRA premiums, including the two percent administration fee, as in effect as of the date of termination for the Company’s group medical, dental, vision and hospitalization insurance benefits in which the Named Executive Officer was enrolled as of the date of termination for a specified period (18 months for Mr. Erck and 12 months for the Named Executive Officers other than Mr. Erck), subject to the Named Executive Officer’s timely and proper election of COBRA coverage.

Receipt and retention of the severance benefits provided under the Amended CIC Severance Plan or the Named Executive Officer’s employment agreement, as applicable, are conditioned on the execution of a release of claims in favor of the Company.

The foregoing description of the Amended CIC Severance Plan and the Named Executive Officers’ employment agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended CIC Severance Plan and the form employment agreement amendment, copies of which will be filed with the SEC as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 17, 2021, the Board adopted the Amended and Restated By-Laws of Novavax, Inc. (the “Amended and Restated By-Laws”) in order to implement a majority voting standard for uncontested director elections, with a plurality voting standard to continue to apply in any contested director elections.

The foregoing description of the Amended and Restated By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Novavax, Inc., effective June 17, 2021.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc.

Date: June 24, 2021	By:	/s/ John A. Herrmann III
	Name:	John A. Herrmann III
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary